Exhibit 10.4

MARCO COMMUNITY BANCORP, INC.

2003 DIRECTORS’ STOCK OPTION AND LIMITED RIGHTS PLAN

1.	PURPOSE

The purpose of Marco Community Bancorp, Inc.’s (“Company”) 2003 Directors’ Stock Option and Limited Rights Plan (“Directors’ Plan”) is to advance the interests of the Company, its subsidiaries and its shareholders by providing the directors of the Company or its wholly-owned subsidiaries, (“Subsidiaries”), upon whose judgment, initiative and oversight the successful conduct of the business of the Company depends, with an additional incentive to serve on the Board of Directors for the Company or its Subsidiaries, as well as, to attract people of experience and ability to serve as Directors in the future.

2.	DEFINITIONS

(a)	“Board of Directors” means the Board of Directors of the Company.

(b)	“Award” means an Award of Non-Statutory Stock Options (“Stock Option” or “Option”) and/or Limited Rights granted under the provisions of the Directors’ Plan.

(c)	“Committee” means the Board of Directors of the Company.

(d)	“Directors’ Plan Year or Years” means a calendar year or years commencing on or after January 1, 2004.

(e)	“Date of Grant” means the actual date on which an Award is granted by the Committee.

(f)	“Common Stock” means the common stock of the Company, par value, $0.01 per share.

(g)	“Fair Market Value” means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System (as published by the Wall Street Journal, if published) on the day prior to such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon. If the Common Stock is not traded on a national market reported by the National Association of Securities Dealers Automated Quotation System, the Fair Market Value means the average of the closing bid and ask sale prices on the previous 90 days on which a sale is reported in an over-the-counter transaction. In the absence of any over-the-counter transactions, the Fair Market Value means the average price at which the stock has sold in an arms length transaction during the 90 days immediately preceeding the grant date. In the absence of an arms length transaction during such 90 days, Fair Market Value means the book value of the common stock or the adjusted original issue price of $9.00 per share, whichever is higher.

(h)	“Limited Right” means the right to receive an amount of cash based upon the terms set forth in Section 8.

(i)	“Termination for Cause” means the termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty, which results in a loss to the Company or one of its affiliates or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order issued to the director, the Company or one of its subsidiaries.

(j)	“Participant” for the Plan means a director of the Company or its Subsidiaries chosen by the Committee to participate in the Directors’ Plan.

(k)	“Change in Control” of the Company means a change in control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”) or any successor disclosure item; provided that, without limitation, such a Change in Control (as set forth in 12 U.S.C. Section 1841[a][2] of the Bank Holding Company Act of 1956, as amended) shall be deemed to have occurred if any person (as such term is used in Sections 13[d] and 14[d] of the Exchange Act in effect on the date first written above), other than any person who on the date hereof is a director or officer of the Company, (i) directly or indirectly, or acting through one or more other persons, owns, controls or has power to vote 25% or more of any class of the then outstanding voting securities of the Company; or (ii) controls in any manner the election of the directors of the Company. For purposes of this Agreement, a “Change in Control” shall be deemed not to have occurred in connection with a reorganization, e.g. consolidation or merger of the Company where the stockholders of the Company, immediately before the consummation of the transaction, will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the transaction.

(l)	“Date of Affiliation” means the date on which a director was first elected or appointed to the Board of Directors of the Company or one of its Subsidiaries. The Initial Board of Directors shall have a Date of Affiliation of August 19, 2003.

(m)	“Initial Board of Directors” means those directors of the Company or one of its Subsidiaries elected or appointed prior to August 19, 2003.

3.	ADMINISTRATION

The Directors’ Plan shall be administered by the Board of Directors. The Committee is authorized, subject to the provisions of the Directors’ Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Directors’ Plan and to make whatever determinations and interpretations in connection with the Directors’ Plan it deems as necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Directors’ Plan and on their legal representatives and beneficiaries.

4.	TYPES OF AWARDS

Awards under the Directors’ Plan may be granted in any one or a combination of the following, as defined below in Sections 7 and 8 of the Directors’ Plan:

(a) Non-Statutory Stock Options; and

(b) Limited Rights

5.	STOCK SUBJECT TO THE DIRECTORS’ PLAN

Subject to adjustment as provided in Section 12, the maximum number of shares reserved for issuance under the Directors’ Plan is 80,000 shares of Common Stock outstanding (sometimes referred to herein as “Option Shares”). To the extent that Stock Options or rights granted under the Directors’ Plan are exercised, the shares covered will be unavailable for future grants under the Directors’ Plan; to the extent that options together with any related rights granted under the Directors’ Plan terminate, expire or are canceled without having been exercised or, in the case of Limited Rights exercised for cash, such Option shares shall be added back to the pool of available Option shares and new Awards may be made with respect to these shares.

6.	ELIGIBILITY

The directors of the Company and its Subsidiaries (“Directors”), except for those directors who are also salaried officers of the Company or its Subsidiaries, shall be eligible to receive Non-Statutory Stock Options and/or Limited Rights under the Directors’ Plan. The maximum number of aggregate Option Shares that a Participant shall be eligible to be awarded shall be: (i) Company Directors - 7,500; (ii) Subsidiary Directors - 5,000.

7.	GRANT OF NON-STATUTORY STOCK OPTIONS

The Committee may, from time to time, grant Non-Statutory Stock Options to Directors. Non-Statutory Stock Options granted under this Directors’ Plan are subject to the following terms and conditions:

(a) Price.

The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall not be less than the Fair Market Value of the Common Stock on the date the option is granted or $9.00 whichever is greater. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the surrender date determined in the manner described in Section 2(g).

(b) Terms of Options.

The term during which each Non-Statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than 10 years and one day from the Date of Grant.

(c) Vesting.

The Committee shall determine whether such Stock Options shall be exercised in installments and set the date on which each Non-Statutory Stock Option shall become exercisable. Any required vesting period shall commence on the Participant’s Date of Affiliation. The shares comprising any installment may be purchased in whole or in part at any time after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-Statutory Stock Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change in Control of the Company, or the death of a Director, all Non-Statutory Stock Options shall become immediately exercisable.

(d) Termination of Service.

Upon the termination of a Directors’ service for any reason other than retirement, death or disability or termination for cause, his or her Non-Statutory Stock Options shall be exercisable only as to those shares which were immediately purchasable by him at the date of termination and only for a period of 30 days following termination. In the event of retirement, such shares shall be exercisable only for a period of 90 days following retirement. In the event of termination for cause, all rights under his Non-Statutory Stock Options shall expire upon termination. In the event of the death or disability of a Director, all Non-Statutory Stock Options held by the Director, whether or not exercisable at such time, shall be exercisable by the Director, or the Director’s legal representatives or beneficiaries for 12 months following the date of his death or disability; provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

8.	GRANT OF LIMITED RIGHTS

The Committee may grant a Limited Right simultaneously with the grant of any Option, with respect to all or some of the shares covered by such Option. Limited Rights granted under the Directors’ Plan are subject to the following terms and conditions:

(a) Terms of Rights.

In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only upon the occurrence of all of the following conditions: (i) a Change in Control of the Company; and (ii) the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Option.

Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. Upon exercise, the Limited Rights may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying option pursuant to Section 2(g) herein. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

(b) Payment.

Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the difference between the Fair Market Value on the Date of Grant of the related option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.

(c) Termination of Service.

Upon the termination of a Directors’ service for any reason other than retirement, death or disability or termination for cause, any Limited Rights held by him shall be exercisable only as to those shares of the related Option which were immediately purchasable by him at the date of termination and only for a period of 30 days following termination. In the event of retirement, such Limited Rights shall be exercisable only to a period of 90 days following retirement. In the event of Termination for Cause, all Limited Rights shall expire upon termination. In the event of termination of service for reason of death or disability, all Limited Rights held by the Director, whether or not exercisable at such time, shall be exercisable by the Director or his legal representatives or beneficiaries for 12 months following the date of his death or disability; provided that in no event shall the period extend beyond the expiration of the related Non-Statutory Stock Option term.

9.	RIGHTS OF A SHAREHOLDER: NONTRANSFERABILITY

An optionee shall have no rights as a shareholder with respect to any shares covered by a Non-Statutory Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Directors’ Plan or in any Award granted confers on any person any right to continue to serve as a director for the Company or its Subsidiaries.

No Award under the Directors’ Plan shall be transferable by the optionee other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the optionee, or by a guardian or legal representative.

10.	AGREEMENT WITH PARTICIPANTS

Each Award of Options and/or Limited Rights will be evidenced by a written agreement, executed by the Company which describes the conditions for receiving the Awards including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board of Directors or applicable securities law.

11.	DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Stock Option or Limited Rights Award to which he would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then his estate will be deemed to be the beneficiary.

12.	DILUTION AND OTHER ADJUSTMENTS

In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend, split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Committee will make such adjustments to previously granted Awards as necessary, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Directors’ Plan;

(b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Directors’ Plan;

(c) adjustments in the purchase price of outstanding Non-Statutory Stock Options, or any Limited Rights attached to such Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award or result in Options for fractional shares.

13.	WITHHOLDING

There will be deducted from each distribution of cash and/or Common Stock under the Directors’ Plan the amount of tax required to be withheld by any governmental authority, if any.

14.	AMENDMENT OF THE DIRECTORS’ PLAN

The Board of Directors may at any time, and from time to time, modify or amend the Directors’ Plan in any respect; provided however, that if necessary to continue to qualify the Directors’ Plan under the Securities and Exchange Commission Rule 16(b)-3, shareholder approval would be required for any such modification or amendments which:

(a)	increases the maximum number of shares for which options may be granted under the Directors’ Plan (subject, however, to the provisions of Section 12 hereof);

(b)	reduces the minimum purchase price at which Awards may be granted;

(c)	extends the period during which options may be granted or exercised beyond the times originally prescribed; or

(d)	changes the persons eligible to participate in the Directors’ Plan.

Failure to ratify or approve amendments or modifications to Subsections (a) through (d) of this Section by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Directors’ Plan will remain in full force and effect.

No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award.

15.	EFFECTIVE DATE OF DIRECTORS’ PLAN

The Directors’ Plan shall be adopted by the Board of Directors and shall become effective upon such date of adoption, or other date as determined by the Board (“Effective Date”). Following the Effective Date of the Directors’ Plan, the Directors’ Plan shall be submitted to the Company’s shareholders for approval. If the Directors’ Plan is not approved by shareholders, the Directors’ Plan and any Awards granted there under shall be null and void.

16.	TERMINATION OF DIRECTORS’ PLAN

The right to grant Awards under the Directors’ Plan will terminate upon the earlier of 10 years after the Effective Date of the Directors’ Plan or the exercise of Options or related rights equaling the maximum number of shares reserved under the Directors’ Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Directors’ Plan for any reason, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Award.

17.	APPLICABLE LAW

The Directors’ Plan will be administered in accordance with the laws of the State of Florida.

Adopted this      day of                     , 2003 by the Board of Directors of the Company.

Bruce G. Fedor, Secretary of the Company

Adopted on the      day of                     , 2004 by the Company’s shareholders.

Richard Storm, Jr., Chairman of the Board of Directors of the Company.